UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2007

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

1. As previously disclosed in the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007 (the “2007 Form 10-QSB”), as filed with the Securities and Exchange Commission on November 14, 2007:

On November 8, 2007, after consulting with Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, our independent accountants, our management and our audit committee, concluded that our audited financial statements for the year ended December 31, 2006, and our unaudited interim financial statements for the periods ended March 31, 2007 and June 30, 2007 should not be relied upon. Based upon comments received from the SEC with respect to their review of our amended Registration Statement on Form SB-2/A, our management and our audit committee have concluded that the following restatements should be made to our consolidated balance sheets and statements of operations:

(a) Amounts recorded for mineral properties on our consolidated balance sheets have been restated to include the market value of certain shares issued by us under the terms of our option agreements for the mineral claims making up the Searchlight Gold Project,

(b) Amounts recorded for the Clarkdale Slag Project on our consolidated balance sheets have been restated to include revised deferred future income tax liability and state income tax liability in connection with our acquisition of Transylvania International, Inc.,

(c) Our statement of operations for the period from inception to December 31, 2006 has been restated to reclassify net losses prior to January 1, 2005 as losses from discontinued operations and income tax benefit related to mineral property acquisitions,

(d) Our statement of operations for the three and nine month periods ended September 30, 2006 have been restated to reclassify net losses prior to January 1, 2005 as losses from discontinued operations,

(e) Our statements of operations for the nine month period ended September 30, 2006 have been restated to reclassify foreign currency translation adjustments as general and administrative expenses, and

(f) A related restatement has been made to our balance sheet for the period ended December 31, 2006 to reclassify accumulated other comprehensive loss as accumulated deficit during the exploration stage.

A more complete discussion of that restatement is set forth in our Annual Report on Form 10-KSB for the year ended December 31, 2007 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Restatement.”

2. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (the “2008 Form 10-Q”), as filed with the Securities and Exchange Commission on May 12, 2008:

On May 5, 2008, after consulting with Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, our independent accountants, our management and our audit committee, concluded that our audited financial statements for the year ended December 31, 2007, and our unaudited interim financial statements for the periods ended March 31, 2007 should not be relied upon. Based upon our continued review of comments received from the Commission with respect to their review of our amended Registration Statement on Form SB-2/A, our management and our audit committee have concluded that the following restatements should be made to our consolidated balance sheets and statements of operations:

(a) We restated certain items on our consolidated balance sheets and statements of operations included in our Annual Report on Form 10-KSB for the year ended December 31, 2007. On our consolidated balance sheets: (i) mineral properties have been restated to include the market value of certain shares issued by us under the terms of our option agreements for the mineral claims making up the Searchlight Gold Project, (ii) the Clarkdale Slag Project has been restated to include revised deferred future income tax liability in connection with our acquisition of Transylvania International, Inc., and (iii) overall purchase cost of the Clarkdale Slag Project and related liabilities have been revised related to payment terms and conditions contained in the agreement resulting in a decrease in recorded purchase consideration and purchase consideration of the original option assignment has been revised to reflect the valuation of warrants issued using stock price at time of issuance of warrants,

(b) Our consolidated statement of operations for the year ended December 31, 2007 and for the period from inception to December 31, 2007 has been revised to reflect the income tax benefit related to mineral property acquisitions and the Clarkdale Slag Project,

(c) Our consolidated statement of operations for the period from inception to December 31, 2007 has been restated to reclassify net losses prior to January 1, 2005 as losses from discontinued operations, and

(d) Our statements of operations for the year ended December 31, 2006 have been restated to reclassify foreign currency translation adjustments as general and administrative expenses. Related to this issue, our balance sheet for the period ended December 31, 2006 has been restated to reclassify accumulated other comprehensive loss as accumulated deficit during the exploration stage.

A more complete discussion of that restatement is set forth in: (i) our Annual Report on Form 10-KSB for the year ended December 31, 2007 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Restatement,” and (ii) the 2008 Form 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Restatement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 6, 2008

SEARCHLIGHT MINERALS CORP.

By:  /s/ Ian R. McNeil
        Ian R. McNeil
        President